Exhibit 99.2

GAP INC. ANNOUNCES PLAN TO INCREASE DIVIDEND BY
20 PERCENT FOR 2013

SAN FRANCISCO - February 28, 2013 - Gap Inc. (NYSE: GPS) announced today that its Board of Directors has approved a plan to increase the company's annual dividend per share by 20 percent, from $0.50 in fiscal year 2012 to $0.60 in fiscal year 2013. The first quarterly dividend of $0.15 per share was declared for payment on or after May 1, 2013 to shareholders of record at the close of business on April 10, 2013. Additional quarterly dividends are expected to be paid in July, October, and January.

This is the fourth consecutive year Gap Inc. has increased its annual dividend - demonstrating the company's continued commitment to delivering value to shareholders through cash distributions.

Forward Looking Statements

This press release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding:

•	Future dividends;

•	Commitment to cash distributions.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that changes in general economic conditions or consumer spending patterns could adversely impact the company's results of operations;

•	the highly competitive nature of the company's business in the United States and internationally;

•	the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•
the risk to the company's business associated with global sourcing and manufacturing, including sourcing costs, events causing disruptions in product shipment, or an inability to secure sufficient manufacturing capacity;

•
the risk that changes in the company's credit profile or deterioration in market conditions may limit its access to the capital markets and adversely impact its financial results and its ability to service its debt while maintaining other initiatives;

•	the risk that trade matters could increase the cost or reduce the supply of apparel available to the company and adversely affect its business, financial condition, and results of operations;

•	the risk that updates or changes to the company's information technology (“IT”) systems may disrupt its operations;

•	the risk that actual or anticipated cyber attacks, and other cybersecurity risks, may cause the company to incur increasing costs;

•	the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect the company's operations and financial results;

•
the risk that acts or omissions by the company's third-party vendors, including a failure to comply with the company's code of vendor conduct, could have a negative impact on its reputation or operations;

•	the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program;

•	the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; and

•	the risk that changes in the regulatory or administrative landscape could adversely affect the company's financial condition, strategies, and results of operations.

Additional information regarding factors that could cause results to differ can be found in the company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012, as well as the company's subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements are based on information as of February 28, 2013. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2012 net sales were $15.7 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,000 company-operated stores, over 300 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Katrina O'Connell
(415) 427-2832
Investor_relations@gap.com

Media Relations Contact:
Stacy Rollo
(415) 427-3543
press@gap.com